Exhibit 99.1

Unusual Machines Formalizes CEO’s Contract for Two Years Along with Other Corporate Updates

ORLANDO, FL – May 7, 2024 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), a drone and drone components manufacturer, today announced it had formalized its contract for Allan Evans to continue to serve as CEO following Unusual Machine’s Board of Directors unanimous approval for two years.

The contract follows a rapid series of business developments since Dr. Evans became the CEO less than six months ago. Since his initial appointment, Unusual Machines successfully listed on the NYSE American, acquired Rotor Riot and Fat Shark from Red Cat Holdings, reincorporated in Nevada, and joined the Red Cat Futures Initiative as part of the Company’s expansion into the U.S. government segment of the market.

"It’s been a whirlwind of energy and excitement as we work to grow as fast as we possibly can," said Dr. Evans, CEO of Unusual Machines. "Our team is fully bought-in to the mission, and we are well-positioned to drive growth with a focus on getting to cash flow positive. I believe in what we are doing, where we are going, and who we are doing it with."

The Company continues to show strong growth with its existing operations from the acquisitions of Rotor Riot and Fat Shark. Unusual Machines is developing drone components to be manufactured in compliance with the National Defense Authorization Act (NDAA) with a focus on US-based production. The Company expects to release a US-made flight controller for FPV drones during the second quarter of 2024 that will be eligible, through the Company’s partners, for Blue UAS certification, a U.S. Department of Defense program certifying drones approved for government use.

“Allan's leadership has propelled us forward at an unprecedented pace,” added Andrew Camden, Chief Operating Officer of Unusual Machines. “His strategic foresight is transforming our operations, enabling us to tackle new markets and achieve ambitious goals with precision and confidence. It is exciting working with Allan. His dedication to innovation and excellence is driving our team to new heights of success in this burgeoning industry.”

Brian Hoff, Chief Financial Officer of Unusual Machines, added, “The Company has gone through a tremendous amount of change in the last couple of months. Starting with Allan joining the Company, he made an immediate and positive impact through his leadership and fostering of a strong culture. He has a clear vision and path forward for the Company that positions us to fill a big need within the industry, and I look forward to partnering with him for years to come.”

The Company changed its independent registered accounting firm to Salberg & Company, P.A. (“Salberg”), as previously announced in an 8-K filed with the SEC on April 16, 2024. Mr. Hoff added “We are excited to have retained an experienced audit firm like Salberg as the Company moves forward. We have been working diligently to complete our quarterly review procedures and anticipate filing our required quarterly report with the SEC on time.”

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar US drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

1

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including seeking to be a dominant Tier-1 supplier, showing growth and releasing a U.S. made flight controller during the current quarter. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results our ability to enhance our existing products, develop new products and create new services for our customers and future customers, achieve Blue UAS certification, continuation of global conflicts including the wars in Ukraine and Israel, and the risk factors contained in our final Prospectus filed with the Securities and Exchange Commission. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Dave Gentry

RedChip Companies

1-407-491-4498

1-800-733-2447

UMAC@redchip.com

SOURCE: Unusual Machines, Inc.

2